EXHIBIT 10.1

SECOND AMENDMENT TO MARCH 25, 2019 RSU AGREEMENT

This AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”) is dated as of January 6, 2021, by and between United Health Products, Inc. (“United Health” or the “Company”) and Douglas Beplate (“Grantee”). United Health and Douglas Beplate are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, Company and Grantee entered a Restricted Stock Unit Agreement, dated March 25, 2019 (the “RSU Agreement”).

WHEREAS, Grantee has retired from his role as Chief Executive Officer of the Company effective December 1, 2020 and relinquished his day-to-day leadership responsibilities while retaining the position of Chairman of the Board of Directors.

WHEREAS, Grantee has devoted considerable time and effort to successfully recruit certain qualified individuals to assume his executive management role and ensure a seamless transition to new leadership of the Company.

WHEREAS, Company and Grantee now wish to amend the RSU Agreement in accordance with the terms of this Amendment and as more particularly described in this Amendment.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Amend the first sentence of Section 3.1 Vesting to the following language:

Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the Vesting Date (as defined below), 15% of RSUs shall vest on July 15, 2020 and, subject to Grantee indemnifying the Company with respect to all relevant tax matters, the balance of all unvested RSUs shall vest on January 6, 2021 (each, a “Vesting Date”).

2.

Miscellaneous. Except to the extent expressly set forth in this Amendment, the RSU Agreement has not been amended. This Amendment contains the entire agreement among the Parties with respect to the matters that are herein described. There are no agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, regarding the matters described in this Amendment other than as set forth in this Amendment. This Agreement supersedes any discussions, verbal or written agreements and understanding relating the matters addressed herein. This Amendment is intended by the Parties hereto to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations and undertakings between the Parties with respect to the matters described in this Amendment. This Amendment may not be modified orally or in any manner other than by an agreement in writing signed by Company and Grantee. This Amendment may be signed in counterparts by the Parties and all of such counterparts, when taken together, shall be deemed to be a fully executed original of this Amendment. The transmission of a signed counterpart of this Amendment by facsimile or by portable document format (.pdf) shall have the same force and effect as delivery of an original signed counterpart of this Amendment and shall constitute valid and effective delivery for all purposes of this Amendment. This Amendment shall be governed by and in accordance with the laws of the State of New York. This Amendment shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Amendment shall be deemed to be effective as of the date set forth above notwithstanding the fact that this Amendment may be executed and/or delivered by either or both of the Parties on a later or different date.

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Intending to be legally bound hereby, the parties executed the foregoing Amendment as of the date set forth above.

Douglas Beplate		United Health Products, Inc.

By:		By:
Name:	Douglas Beplate	Name:	Brian Thom
Title:	Chairman of the Board	Title:	Chief Executive Officer

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